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                                                                   EXHIBIT 10.35

                                 LEASE AGREEMENT

                                     Between

                    QUADLAND CORPORATION, an Ohio corporation

                                    LANDLORD,

                                       and

          PETRO STOPPING CENTERS, L.P., a Delaware limited partnership

                                     TENANT


                              Location of Premises:

                               7265 N. Baker Road
                        Fremont, Steuben County, Indiana


                             "Angola Travelers Mall"

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                                TABLE OF CONTENTS

ARTICLE                                                                   PAGE
-------                                                                   ----

1      BASIC LEASE PROVISIONS AND EXHIBITS................................  1

2      DEMISE AND TERM....................................................  2

3      IMPROVEMENTS.......................................................  3

4      RENT...............................................................  3

5      REAL ESTATE TAXES AND ASSESSMENTS..................................  4

6      LANDLORD'S COVENANTS AND RESTRICTIONS..............................  4

7      LANDLORD'S WARRANTIES AND REPRESENTATIONS..........................  5

8      SUBORDINATION, ATTORNMENT, NON-DISTURBANCEAND ESTOPPEL LETTERS.....  8

9      FORCE MAJEURE......................................................  9

10     ALTERATIONS BY TENANT -- MECHANICS' LIENS..........................  9

11     MAINTENANCE AND REPAIR OBLIGATIONS................................. 10

12     UTILITIES.......................................................... 10

13     OBSERVANCE OF LAWS, REGULATIONS, ETC............................... 10

14     ASSIGNMENT ........................................................ 11

15     INSURANCE AND SUBROGATION.......................................... 11

16     DAMAGE AND DESTRUCTION............................................. 12

17     CONDEMNATION....................................................... 13

18     SIGNS.............................................................. 14

19     DEFAULT............................................................ 14

20     MISCELLANEOUS PROVISIONS........................................... 15

                                       -i-

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                                 LEASE AGREEMENT

     AGREEMENT OF LEASE made effective as of the 12th day of August, 2002 (the "Effective Date"), by and between QUADLAND CORPORATION, an Ohio corporation, whose address is 7041 Truck World Blvd., Hubbard, Ohio 44425 (hereinafter referred to as "Quadland"), EDWARD T. YASECHKO and EDWARD J. YASECHKO (collectively, "Messrs. Yasechko" and together with Quadland, the "Landlord"), whose address is c/o Quadland, 7041 Truck World Blvd., Hubbard, Ohio 44425 and PETRO STOPPING CENTERS, L.P., a Delaware limited partnership, with offices at 6080 Surety Drive, El Paso, Texas 79905 (hereinafter referred to as "Tenant").

                                   WITNESSETH:

That Landlord, in consideration of the rents and covenants herein set forth, hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises hereinafter described, upon the following terms and conditions:

                                    ARTICLE 1

                       BASIC LEASE PROVISIONS AND EXHIBITS

SECTION 1.01   BASIC LEASE PROVISIONS.

     (a) Name and location of Premises: The Angola Travelers Mall, located at 7265 North Baker Road, Fremont, Steuben County, Indiana 46737-9609, situated on the real property described on Exhibit A attached hereto and made a part hereof, together with the buildings and all other improvements thereon.

     (b) Premises: The Premises consist of the real property described on Exhibit B, containing approximately 17.90 acres of land, more or less (the "Real Property"), and all improvements and buildings situated thereon.

     (c)  Initial Term: Ten (10) years.

     (d) Options to Extend Term: Two (2) renewal options of five (5) years each (each a "Renewal Term"), subject to the provisions of Section 2.02 hereof.

     (e) Rent: During the Term of this Lease, Rent shall be Five Hundred Seventy Two Thousand One Hundred and No/Dollars ($572,100.00) per year, payable in equal monthly installments of Forty Seven Thousand Six Hundred Seventy Five and No/100 Dollars ($47,675.00).

SECTION 1.02:  EXHIBITS

     The following Exhibits are attached hereto and made a part hereof:

     Exhibit A:        Legal description of the Premises.

     Exhibit B:        Memorandum of Lease.

     Exhibit C:        Lender Estoppel and Non-Disturbance Agreement.

     Exhibit D:        Permitted Liens, Encumbrances and Restrictions
                       on the Premises.

     Exhibit E:        Parties in Possession.

     Exhibit F:        List of registered underground storage and other tanks.

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     Exhibit G:        Permitted Exceptions.

                                    ARTICLE 2

                                 DEMISE AND TERM

SECTION 2.01:  PREMISES.

     (a) Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, including all of Landlord's right, title and interest in and to the Real Property, the Buildings, and all other improvements thereon as shown on Exhibit A, and including the underground storage and other tanks, the related islands, pumps, dispensers and other equipment (the "USTs") described on Exhibit F attached hereto and made a part hereof, together with all easements, rights-of-way, rights of ingress and egress, and appurtenances thereto, and all parking areas used or useful in connection therewith (collectively, the "Premises").

     (b) Upon Tenant paying Rent and performing all of the covenants and conditions set forth herein, Landlord hereby covenants and agrees that Tenant will peacefully and quietly have, hold and enjoy the Premises for the term herein provided.

SECTION 2.02: COMMENCEMENT AND INITIAL TERM DATE. Possession of the Premises shall be delivered to Tenant on or before August 12, 2002. The Initial Term of this Lease shall commence on the date Tenant accepts Landlord's tender of physical possession of the Premises (the "Commencement Date") and shall terminate ten (10) years thereafter.

     Landlord hereby grants to Tenant, in addition to the Initial Term, the option to renew this Lease for two (2) additional terms of five (5) years each (each a "Renewal Term"), subject to and on the same terms and conditions as herein provided. Each Renewal Term shall be exercised at the election of Tenant by the tender of written notice of Tenant's intention to extend the this Lease not less than thirty (30) days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

SECTION 2.03: MEMORANDUM OF LEASE. Each of the parties hereto agrees to promptly execute and record the Memorandum of Lease attached hereto as Exhibit B.

SECTION 2.04: EFFECTIVE DATE. Notwithstanding anything to the contrary contained herein, including without limitation that the Commencement Date shall be subsequent to the Effective Date of this Lease, it is the intention of Landlord and Tenant that this Lease be effective between the parties as of the Effective Date and that as of such date, that each of Landlord and Tenant have their respective rights and obligations hereunder.

SECTION 2.05: EQUIPMENT LEASE. Contemporaneously with the execution of this Lease, Tewel Corporation ("Tewel") and Tenant have entered into that certain Equipment Lease (the "Equipment Lease") providing for the lease by Landlord and Tewel to Tenant of all furniture, fixtures, trade fixtures, equipment, machinery, tools, and other personal property therein described (collectively, the "Equipment") located on and used in connection with Premises. It is intended that this Lease be coterminous with the Equipment Lease. Any termination of this Real Property Lease shall automatically be deemed to effect a termination of the Equipment Lease.

                                        2

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                                    ARTICLE 3

                                  IMPROVEMENTS

SECTION 3.01: QUALITY OF IMPROVEMENTS. As of the Commencement Date, the Premises shall include the Real Property, the Buildings and all other improvements and structures situated on the Real Property.

     Landlord hereby represents and warrants to Tenant that as of the Commencement Date, the Buildings and other improvements are in operating condition, order and repair, subject to ordinary wear and tear; that the HVAC, plumbing, electrical, mechanical and other component systems of the Premises and the Buildings are in operating condition, order and repair and capable of being used in the business as presently being conducted without present need for repair or replacement except in the ordinary course of business; that the Buildings and other improvements have been maintained and repaired in accordance with reasonable business practices, consistently applied and in accordance with the terms of all warranties and guarantees; the zoning classification of the Real Property is such that the Real Property may be used as it was used by Landlord immediately prior to the Effective Date of this Lease; the Premises do not, at the Commencement Date, violate in any material respect, any provisions of any applicable building code, fire, health or safety regulation, or other governmental ordinances, orders or regulations, and no condition exists as of the Commencement Date with respect to the Premises which would prevent, or require repair or modification thereof as a prerequisite to, Tenant using the Premises in the ordinary conduct of a full facility truck/auto travel center business, excluding conditions which require repair and maintenance in the ordinary course.

SECTION 3.02: RENOVATION OF PREMISES. In order that the Premises conform with certain standards and specifications of Tenant, Landlord has agreed to contribute an amount equal to One Hundred and Fifty Thousand and no/100 Dollars ($150,000.00) toward renovation of the Premises (the "Tenant Allowance"). The Tenant Allowance shall be allocated and disbursed as agreed between Landlord and Tenant.

SECTION 3.03: CONSTRUCTION OF LUBE BUILDING. If Tenant requests, after completion of the first year of the term of this Lease, Landlord has agreed during the term of this Lease, at its sole cost and expense, to construct a lube facility on the Premises to the specifications provided by Petro, to include the pad, underground equipment and the building, at a cost not to exceed Nine Hundred and Fifty Thousand and No/100 Dollars ($950,000.00). Following completion of such construction and the acceptance thereof by Petro, the annual Rent payable under this Lease shall be increased by an amount equal to 9% of such actual construction costs such increase to be payable in monthly installments equal to 1/12 thereof as Rent under this Lease. Tenant shall be responsible for the expense of above-ground equipment for the lube facility. Landlord's obligation to construct the lube facility as herein contemplated shall continue throughout the term of this Lease, provided that there are at least nine (9) years (including renewal options) remaining under the term of this Lease at the time Tenant requests such construction.

                                    ARTICLE 4

                                      RENT

     During the Initial Term of this Lease, Tenant shall pay to Landlord at the address herein provided, the Rent as set out in Section 1.01 (e) above, in equal monthly installments in advance, commencing on the Commencement Date. Rent for any partial month during any Lease Term shall be prorated.

                                        3

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                                    ARTICLE 5

                        REAL ESTATE TAXES AND ASSESSMENTS

SECTION 5.01:  TENANT'S OBLIGATION.

     (a) During the term of this Lease, Tenant agrees to pay, before they become delinquent, all real estate taxes, special assessments, and other governmental charges ("Real Estate Taxes") which may be lawfully levied upon or against the Premises described herein.

     (b) Tenant's obligation for Real Estate Taxes shall be equitably adjusted for any portion of the term of this Lease which does not include an entire tax year.

     (c) Nothing herein contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, mortgage or transfer tax, gift, franchise, withholding, income or profit tax, that is or may be imposed upon Landlord, its successors or assigns, in connection with the operation of the Premises or otherwise.

     (d) Immediately upon receipt of any tax bill, statement or assessment with respect to the Real Estate Taxes owing in connection with the Premises, Landlord shall furnish to Tenant such tax bill, statement or assessment. Tenant shall furnish evidence of the payment of the Real Estate Taxes to Landlord upon the request therefore from Lessor.

     (e) Tenant hereby reserves the right to contest the amount of any Real Estate Taxes in its name or in the name of Landlord, and Landlord hereby covenants and agrees to cooperate with Tenant in all respects with regards thereto, provided, that Tenant provide a surety bond or other security reasonably satisfactory to Landlord to protect the Landlord and the Premises from the enforcement of any lien against the Premises for any such Real Estate Taxes during the period of contest. Landlord and Tenant agree to cooperate fully with each other in regards to any such tax contest and in the preparation of all tax returns, renditions or reports.

     (f)  Should Tenant fail to pay the Real Estate Taxes as provided in this
Article 5, Landlord shall provide Tenant written notice of such failure and allow Tenant thirty (30) days from receipt of such notice to pay the same, failing which Landlord, may at its option, pay such Real Estate Taxes, in which event Tenant shall reimburse Landlord upon demand for the costs thereof, together with interest at the rate of l2% per annum as additional rent hereunder from the date of expenditure by Landlord until repayment by Tenant.

                                    ARTICLE 6

                      LANDLORD'S COVENANTS AND RESTRICTIONS

SECTION 6.01: LANDLORD'S COVENANTS AND RESTRICTIONS. Landlord hereby covenants and agrees that, during the term hereof, Landlord shall not lease, or permit to be leased, used or occupied any space within the Premises, including any of the Buildings or the Real Property; that the lease of the Premises to Tenant is exclusive of the right of possession of all other parties.

SECTION 6.02:  OPERATION OF PREMISES.

     Landlord covenants and agrees that the sizes, location and arrangements of the Buildings, improvements and parking areas (including traffic circulation and flow patterns) existing as of the Effective Date will not be changed without Tenant's written consent.

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                                    ARTICLE 7

                    LANDLORD'S WARRANTIES AND REPRESENTATIONS

SECTION 7.01: WARRANTIES AND REPRESENTATIONS. Landlord covenants, warrants, and represents to Tenant that: (i) Landlord owns the Premises in fee simple, subject to no encumbrances, liens, restrictions, or easements, except as may be expressly stated in Exhibit D attached hereto and made a part hereof, and that as of the Effective Date no person, firm, corporation or other entity has any right to use, occupy or possess any portion of the Premises, or any option to acquire an interest therein; (ii) except as described in Exhibit E attached hereto, there are no parties in possession of any portion of the Premises as lessees, licensees, tenants at sufferance or trespassers, other than Landlord;(ii) Landlord, and no other person, firm, corporation or other entity, has full and complete authority to execute this Lease, without the joinder or approval of any other, and that Landlord is duly organized and validly existing in accordance with the laws of the state of organization of Landlord and is authorized to do business in the State of Ohio and Indiana; (iii) use of the Premises for a full facility truck/auto travel center is not prohibited by or in violation of any restrictions contained in any deed, lease, loan agreement, deed of trust, mortgage or other instrument relating to the Premises or to which the Premises are subject; (iv) to the best knowledge of Landlord, the design, construction, operation, maintenance and use of the Premises, including without limitation the parking areas, is in compliance with all restrictions applicable thereto, and all federal, state, and municipal laws, ordinances, rules or regulations, including without limitation all Environmental Laws (as hereafter defined) and the Americans with Disabilities Act of 1990, as amended ("Legal Requirements"), and the number and size of parking spaces provided for the Premises as shown on Exhibit A are, to the best knowledge of Landlord, sufficient to satisfy all Legal Requirements; (v) that utility services and adequate storm sewer and sanitary sewer facilities are lawfully available to the Premises; (vi) Tenant may peacefully and quietly hold, occupy and enjoy the Premises and the appurtenances thereto throughout the term of this Lease, and Landlord shall do all things necessary to defend such right of Tenant; (vii) Landlord will pay all real estate commissions, consulting fees and other charges due with respect to this Lease, and Landlord agrees to defend, indemnify and hold Tenant harmless from and against any and all costs, expense or liability for any damages (including attorneys' fees and expenses), compensation, commissions and charges claimed with respect to this Lease or the negotiation thereof; (viii) there is legal access to the Premises through publicly dedicated roadways or rights-of-way and to Landlord's knowledge there is no fact or condition existing which would result or could result in the termination or reduction of the current access to and from the Premises to existing highways and roads; (ix) all licenses and permits necessary to operate the Premises as the Angola Travelers Mall are in place and in full force and effect, no violations are or have been reported in respect thereto and there is not pending or threatened any proceeding looking towards the revocation or limitation of any such licenses or permits; and (x) there are no special assessments or contemplated improvements which would result in a special assessment affecting the Premises, and all ad valorem real property and personal property taxes, together with any penalties and interest due thereon have been paid in full through the Effective Date; and (xi) to the knowledge of Landlord there are no legal proceedings of any type or nature (including condemnation) pending or threatened against the Premises which would adversely affect the Premises or the use thereof by Tenant for the purposes intended.

SECTION 7.02:  ENVIRONMENTAL MATTERS.

     (a) Other than the environmental matter described on Exhibit H attached hereto and made a part hereof, Landlord covenants, represents and warrants to Tenant that (i) the Premises, including specifically each of the Buildings, are free of asbestos, polychlorinated biphonyls ("PCBs"), petroleum and petroleum-based derivatives, urea formaldehyde and all other Hazardous Materials (as hereafter defined); (ii) neither the Premises nor the Landlord are currently in violation of or, subject to any existing, pending or, to the best knowledge of Landlord, threatened, lawsuits, administrative actions, investigations or inquiries by any governmental authority or any other person, or to any remedial obligations arising out of the handling, treatment, storage, transportation, disposal or the discharge into the environment of any Hazardous Materials; (iii) there are no pending or, to the best knowledge of Landlord, threatened, enforcement actions or no plans or documents, including, but not limited to, contingency plans, closure and post-closure plans which impose environmental obligations and no requirements whether by regulation, agreement or otherwise legally binding, imposing financial or other obligations with respect to environmental conditions or activities on or about the

                                        5

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Premises; (iv) Landlord has no knowledge of any past or present spill, discharge or other release of Hazardous Materials onto or from the Premises, no Hazardous Materials Violation (as hereafter defined) exists with respect to the Premises and neither Landlord nor the Premises are in violation of any Environmental Law;
(v) no building materials used to construct the Buildings and the other improvements on the Premises contain any asbestos, or other Hazardous Materials;
(vi) currently the underground storage or other tanks (the USTs) listed on Exhibit F attached hereto and made a part hereof are located in, about and under the Premises; each of the USTs have been and currently are being operated in strict compliance with Environmental Laws, have been maintained in a first class manner, consistent with prudent business practices and, to the best knowledge of Landlord, are in accordance with all Environmental Laws, have satisfactory tank tightness evaluations based upon the assessment done on or about_______________ and do not leak and have been modified, upgraded and replaced as required under the standards to become applicable to USTs as of calendar year 2002 under applicable Environmental Laws; and (vii) the soil and groundwater in, around, and surrounding the Premises does not contain any pollutants or contaminants associated with the presence of or releases from any underground tanks.

     The Indiana Department of Environmental Management ("IDEM") has determined that a condition, event, circumstance, activity, practice, incident, action or plan relating to the Premises prior to the Effective Date has occurred, which under applicable Environmental Laws requires reclamation, removal or remediation (the "Environmental Matter"). Landlord shall be liable for such conditions and events and for the remediation and reclamation necessary in connection therewith, and shall consult with Tenant as to the appropriate course of action with respect thereto. Landlord has submitted to IDEM a Correction Action Plan ("CAP") with respect to the Environmental Matter, which CAP has been approved by IDEM under FID #6869, LUST 200112163. Landlord hereby covenants and agrees, at its sole cost and expense, to timely and diligently comply with all IDEM requirements and complete the remediation with respect to the Environmental Matter as contemplated by the CAP. In the event Landlord shall fail to timely and fully comply with the CAP and each of IDEM's requirements with respect to remediation of the Environmental Matter. Landlord hereby agrees that (1) Tenant shall be entitled to (i) undertake or cause to be undertaken all removal, remediation and reclamation thereof required, in the judgment of Tenant, under applicable Environmental Laws, such removal, remediation and reclamation to be pursuant to a plan therefor as Tenant shall determine to be appropriate, and
(ii) undertake or cause to be undertaken all such action as shall be required under applicable Environmental Laws, in the judgment of Tenant, to achieve compliance with all applicable Environmental Laws, and (2) Landlord shall be liable for all costs and expenses incurred by Tenant in connection with such removal, remediation, reclamation and compliance activities and Landlord shall jointly and severally indemnify and hold Tenant harmless from any and all losses, damages, claims, liabilities, causes of action, costs and expenses, including attorney's fees, directly or indirectly resulting from, or relating to or arising out of the existence of any such condition, event, circumstance, activity, practice, incident, action or plan. The rights of Tenant under this
Section 7.02 are in addition to and without waiver of any other right or remedy Tenant may otherwise have under this Lease or otherwise at law or in equity, and all such rights and remedies shall be cumulative and not in lieu of one another.

     For purposes of this Lease, the following terms shall have the following meanings:

     (i) "Environmental Law" shall mean any federal, state or local statute, law, ordinance, code, rule, regulation, order, policy, decree or common law, enacted, promulgated or in effect on the date hereof (as hereinafter amended from time to time) or hereafter enacted or imposed, pertaining to health, safety, use or possession of Hazardous Materials (as herein defined), or environmental protection, restoration or reclamation, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ' 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ' 1801, et seq. the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ' 6901, et @.,; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ' 1201, et seq.; the Safe Drinking Water Act, 42 U.S.C. ' 3808, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. ' 2601, et seq.; the Clean Air Act, as amended, 42 U.S.C. ' 7401, et seq.; any statute, law, ordinance, code, rule, regulation, order,

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            policy, decree or common law of the State of Indiana constituting a
            "Environmental Law" as defined above.

      (ii) "Hazardous Materials" shall mean any substance which at any time shall be listed as or meet the criteria of a "hazardous waste", "hazardous substance", "hazardous material", "pollutant", "contaminant", "toxic material", "toxic pollutant" or "toxic substance," or words of similar import, in any Environmental Law. The term "Hazardous Materials" shall also include, without limitation, (a) petroleum or petroleum products and fractions thereof, natural gas or natural gas products, radioactive materials, asbestos or asbestos containing materials in any form, urea formaldehyde foam insulation, radon gas and polychlorinated biphenyls ("PCBs") and transformers or other equipment that contain dielectric fluid containing PCBs; (b) any flammable, combustible, explosive, infectious, corrosive, reactive, caustic, irritant, carcinogenic, mutagenic or teratogenic substances or materials; or
            (c) any other chemical, material, waste or substance which is nay way regulated by any federal, state or local government authority, agency or instrumentality, including mixtures thereof with other materials, and including any regulated building materials such as asbestos and lead.

      (iii) "Hazardous Materials Contamination" shall mean the presence of one or more Hazardous Materials on the Premises which is not allowed by the Environmental Laws or which is not in compliance with the Environmental Laws, or any pollution, contamination, degradation, damage, impact or injury to the Environment, the Premises or the improvements thereon.

Except as provided below and as to any Hazardous Material, Hazardous Materials Contamination or violations of Environmental Laws arising or existing prior to the Effective Date of this Lease, Tenant shall indemnify, defend and save harmless Landlord, the Landlord, its officers, directors, successors and assigns (collectively, the "Landlord Parties") from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fees, fines, penalties, losses, injuries, damages, expenses or costs, including remediation expenses, interest and attorneys' and consultants' fees (collectively, the "Claims"), incurred or suffered by the Landlord Parties or any of them (i) that arise out of any violation of an Environmental Law by Tenant from and after the Commencement Date of the term of this Lease, the presence of any Hazardous Materials on the Premises which originates from and after the Commencement Date of the term of this Lease as a result of the operation of the Premises by Tenant, or any Hazardous Materials Contamination on the Premises which originates from and after the Commencement Date of the term of this Lease as a result of the operation of the Premises by Tenant. This indemnification shall survive termination or expiration of this Lease, and shall be effective regardless of when the claims are made or by whomever asserted.

     (b) Landlord shall indemnify, defend and hold harmless Tenant, the Tenant's officers, directors, partners, successors and assigns (collectively, the "Tenant Parties") from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fees, fines, penalties, losses, injuries, damages, expenses or costs, including remediation expenses, interest and attorneys' and consultants' fees (collectively, the "Claims"), incurred or suffered by the Tenant Parties or any of them (1) for any violation of any Environmental Law, the presence of any Hazardous Materials or any Hazardous Materials Contamination on, in, or about the Premises existing prior to the Effective Date or arising because of the existence of any such condition prior to the Effective Date, or (ii) that otherwise arises from the breach by Landlord or any Landlord Parties, or any of them, of any representation, warranty or covenant in this Section 7.02 This indemnification shall survive termination or expiration of this Lease, and shall be effective regardless of when the claims are made or by whomever asserted.

     It is expressly understood and agreed that in the event any Tenant Party suffers any Claims arising under this Section 7.02, Tenant shall have the right to offset such Claims against installments of Rent to be paid hereunder as the same come due.

     (c) The indemnities of Tenant and Landlord set forth above are intended to be supplemental to, and without affect on the indemnities set forth in the Agreement among Landlord, Tewel, the shareholders of

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

each, and Tenant, dated August 12, 2002 (the "Acquisition Agreement"), providing for, among other things, the execution and delivery of this Lease.

SECTION 7.03: TITLE VERIFICATION. Prior to execution of this Lease, Landlord agrees to furnish to Tenant a copy of a Commitment for Title Insurance covering the Premises, dated no more than 30 days prior to the date of delivery and issued by a title insurance company authorized to do business in the state in which the Premises are located.

SECTION 7.04: VIOLATION OF LANDLORD'S REPRESENTATIONS AND WARRANTIES. If there shall be a material violation of any covenant, representation or warranty set forth in the Acquisition Agreement or in Sections 7.01 or 7.02 or of Landlord's obligations under Section 7.03, Tenant may refuse to accept Landlord's tender of possession of the Premises, or, in the event Tenant has accepted Landlord's tender of acceptance, Tenant may abate all Rent until the violation is cured, and provided, further, that in the event the violation is not cured within sixty
(60) days after Tenant's notice to Landlord of the violation, Tenant at any time thereafter may cancel this Lease without liability therefor, or Tenant, at it sole election, may elect to cure or correct any defect rendering Landlord's representation or warranty inaccurate or cure any breach thereof and offset the costs and expenses incurred in connection with such curative action against installments of Rent to come due hereunder.

                                    ARTICLE 8

                   SUBORDINATION, ATTORNMENT, NON-DISTURBANCE
                              AND ESTOPPEL LETTERS

SECTION 8.01: SUBORDINATION. This Lease, and the lien thereof, shall be subordinated to the lien of any ground lease or mortgage or deed of trust (irrespective of the execution or recordation date thereof), placed upon the Premises upon delivery to Tenant by Landlord, ground lessor or mortgagee or beneficiary of a fully executed Lender Estoppel and Non-Disturbance Agreement in the form of Exhibit C attached hereto and made a part hereof.

SECTION 8.02: ATTORNMENT. In the event of (i) a transfer of Landlord's interest in the Premises or (ii) any proceeding brought for the termination or foreclosure of, or the exercise of the power of sale under any mortgage or deed of trust affecting the Premises or any ground or underlying lease made by Landlord, then and in any of such events, Tenant shall attorn to and recognize the purchaser or the transferee of Landlord's interest as Landlord under this Lease for the balance then remaining of the Lease term, or any extension thereof, providing said purchaser or transferee shall agree to accept such attornment and to undertake and be bound by all of the terms and conditions of this Lease and such purchaser or transferee first shall execute a the form of Lender Consent, Estoppel and Non-Disturbance Agreement attached hereto and made a part hereof as Exhibit C.

SECTION 8.03: PRE-EXISTING MORTGAGE. Upon the execution of this Lease, if there is a ground lease and/or deed of trust superior to this Lease, it shall be a condition precedent to the Commencement Date that Landlord shall deliver to Tenant the Lender Consent, Estoppel and Non-Disturbance Agreement attached hereto and made a part hereof as Exhibit C, executed by said ground lessor and/or beneficiary. Until Landlord furnishes such executed Agreement, all Rent and other charges required hereunder shall abate.

SECTION 8.04: TENANT'S ESTOPPEL LETTER. Tenant agrees that, within thirty (30) days after written request by Landlord from time to time, Tenant will provide to Landlord, or its mortgagee, beneficiary or purchaser, providing it is at no cost to Tenant, an estoppel letter certifying to the best of Tenant's knowledge whether this Lease is in full force and effect, that this Lease has not been amended or modified except as noted in the letter, the amount of annual rent paid and the date to which rents have been paid.

SECTION 8.05:  LANDLORD'S ESTOPPEL LETTER. Landlord agrees that, within thirty
(30) days of Tenant's written request from time to time, Landlord will provide to Tenant, providing that it is at no cost to Landlord, an estoppel letter certifying to the best of Landlord's knowledge, whether this Lease is in full force and effect, whether this Lease has been amended or modified, the amount of annual rent paid by Tenant and the date to which rents have been paid.

                                    ARTICLE 9

                                  FORCE MAJEURE

     If Landlord or Tenant shall, as a result of any force majeure, fail to timely perform any obligation to be performed under this Lease, then such failure shall be excused and shall not be deemed to be a breach of this Lease by the party in question, and the time allotted said party to so perform its obligation shall be extended by a period equal to the time such delay continues. The affected party's performance shall be diligently commenced and carried to completion when the force majeure ends. As used herein, force majeure shall mean strikes, lockouts or labor disputes, inability to obtain labor or materials (or reasonable substitutes therefor) or acts of God, enemy or hostile governmental action, civil commotion, or fire or other similar casualty or cause.

                                   ARTICLE 10

                    ALTERATIONS BY TENANT -- MECHANICS' LIENS

SECTION 10.01: ALTERATIONS. Tenant shall have the right to make any and all repairs and alterations to the Premises, including without limitation the Tenant Improvements described in Exhibit E; provided, however, that Tenant shall not make any other alterations which affect the structural integrity of the Premises without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

SECTION 10.02: TENANT'S WORK. Any alterations made by Tenant pursuant to Section
10.01 shall be done at Tenant's sole cost and expense, and performed in a workmanlike manner. Tenant shall comply with all laws, regulations and ordinances applicable to the performance of the work. Landlord and Tenant agree that Tenant shall not have any obligation at the end of the term hereof to remove the alterations nor to restore the Premises to its original condition; provided however, that Tenant shall at all times retain title to any improvements, alterations or improvements made to the Premises which are in the nature of Tenant's trade fixtures, personal property and equipment, and upon the expiration of the Lease term, Tenant shall be entitled to remove the same from the Premises, provided that Tenant leave the Premises generally, in working condition, and repair any damage occasioned by the removal of such improvements, alterations, trade fixtures, personal property and equipment of Tenant, ordinary wear and tear and damage by casualty or condemnation excepted.

SECTION 10.03: LANDLORD'S ALTERATIONS. Landlord agrees that it will make no changes, alterations or additions to the Premises, including the Building and improvements thereon, nor take any action which reduces the parking areas or which alters in any way the access to such parking areas or to the Premises from that which exists as of the Effective Date, without the prior written consent of Tenant.

SECTION 10.04: MECHANIC'S LIENS. Tenant will pay or cause to be paid all charges for all of Tenant's Work and for all other work done by Tenant on or about the Premises during the term of this Lease and will not suffer or permit any mechanic's, materialmen's, or similar liens for labor and materials furnished to the Premises during the term of the Lease by or on the account of Tenant. If any such lien shall be filed, Tenant will either pay the same or procure the discharge thereof by giving security or in such other manner as may be required or permitted by applicable law within thirty (30) days of the filing thereof. Notwithstanding the foregoing, Tenant shall have the right, at its sole cost and expense, in its name or in the name of the Landlord, or both, to contest any such lien, provided the Tenant shall provide a bond or other security sufficient to protect Landlord's interest in the Premises. Tenant shall indemnify Landlord against, and save Landlord harmless from any and all losses, damages, claims, liabilities, judgments, interests, costs, expenses, and attorneys' fees arising out of the filing of any such lien. Nothing herein contained, however, shall be deemed to require Tenant to pay or discharge any liens or mortgages of any nature or character which may be placed upon the Premises by the affirmative act or omission of Landlord or any contractor of Landlord, or any other third party unrelated to and not performing services for Tenant.

                                   ARTICLE 11

                       MAINTENANCE AND REPAIR OBLIGATIONS

     Tenant agrees that during the term of this Lease Tenant will, at its cost and expense, keep and maintain in good order, condition and repair the interior and exterior of the Premises, but in all cases excluding ordinary wear and tear and damage by fire, the elements, casualty or condemnation.

                                   ARTICLE 12

                                    UTILITIES

SECTION 12.01: ELECTRICITY, GAS, WATER AND SEWER. Electricity, gas, water and sewer will be available to the Premises and shall be metered in Tenant's name. Tenant will make all utility payments directly to the public utility company based upon Tenant's metered usage.

SECTION 12.02: INTERRUPTION OF UTILITY SERVICE. Landlord shall not be liable in the event utility service to the Premises is interrupted by fire, riot, accident, strikes or any other similar cause beyond Landlord's control, except as may be occasioned by Landlord's negligence, bad faith and willful misconduct, and Landlord agrees to cooperate in the prompt restoration of any such interrupted service.

                                   ARTICLE 13

                      OBSERVANCE OF LAWS, REGULATIONS, ETC.

SECTION 13.01: TENANT'S OBLIGATIONS. Tenant agrees to observe and comply, at its sole cost and expense, with all laws, regulations and ordinances of all governmental authorities now or hereafter in force applicable to the conduct of its operations upon the Premises, but Landlord agrees that, at its sole cost and expense, it will make any and all necessary structural repairs, structural alterations, structural additions and structural replacements, or requiring excavation, which may be required to achieve such compliance.

SECTION 13.02: LANDLORD'S OBLIGATION. Except for Tenant's obligations under
Section 13.01, Landlord agrees to observe and comply, at its sole cost and expense, with all laws, regulations and ordinances of all governmental authorities now or hereafter in force relating to the Premises and this Lease. Specifically, and without limiting the generality of the foregoing, Landlord hereby covenants and agrees to make all applications, filings and renewal requests as may be necessary to maintain the USTs in compliance with all applicable laws, including Environmental Laws, provided however that Tenant shall pay or reimburse to Landlord any filing or license renewal fee in connection therewith.
                                   ARTICLE 14

                                   ASSIGNMENT

SECTION 14.01: RELATED PARTY: SALE OF BUSINESS. Tenant shall have the absolute right to assign Tenant's interest under the Lease, in whole or in part, or sublease any interest in and to the Premises, provided: (i) Tenant shall not then be in default in the performance and observance of the terms and provisions of this Lease, and (ii) such transferee shall assume all of the obligations of this Lease on the part of Tenant to be performed.

SECTION 14.02: RELEASE OF LIABILITY. Should Tenant make an assignment or enter into a sublease in accordance with the provisions of Section 14.01 above, Tenant shall not be released from any and all liability under this Lease, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

SECTION 14.03: LEASEHOLD MORTGAGES. Tenant may execute and deliver one or more mortgages, deeds of trust or other leasehold security agreements ("Leasehold Mortgages") without consent of Landlord, in favor of any lender to Tenant (a "Leasehold Lender"). Landlord agrees to provide to any such Leasehold Lender notice of an event of default hereunder and provide such Leasehold Lender the same opportunity to cure such default as Tenant is herein provided. Upon request, Landlord agrees to acknowledge its consent to such Leasehold Mortgage in writing to such Leasehold Lender. Further, Landlord hereby agrees to subordinate in favor of any such Leasehold Lender, all liens and security interests it may have in any of Tenant's trade fixtures, equipment or personal property located within the Premises, and in connection therewith, upon request, to execute a subordination agreement with regards thereto, in such form as may be reasonably acceptable to Landlord and Lender.

                                   ARTICLE 15

                            INSURANCE AND SUBROGATION

     (A) During the term of this Lease, Tenant hereby covenants and agrees, at its sole expense, to keep the Premises fully insured against damage caused by fire and other risks and to maintain liability insurance with respect to the operation of its business in the Premises in such amounts, with such insurers and with such coverages as are consistent with the coverages maintained by Tenant in the operation of Tenant's business and other truck stop facilities. Tenant may maintain any insurance coverages required by the terms of this Lease under a blanket policy covering other assets of Lessee.

     (B) During the term of this Lease, Tenant agrees that upon request from Landlord that Tenant will furnish to Landlord copies of the policies or certificates of insurance described in subparagraph (a) above, and with respect to each renewal thereof, evidencing the payment of the premiums due in connection therewith.

     (C) Each fire and liability insurance policy obtained and maintained by either Landlord or Tenant with respect to the Premises shall contain appropriate clauses pursuant to which the insurance companies issuing such policies (i) waive all rights of subrogation against Landlord and Tenant, as applicable, with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated because the insured has hereby waived any and all right of recovery against Tenant for losses covered by such policies.

     (D) Landlord hereby waives any and all rights of recovery which it might otherwise have against Tenant, its directors, officers, partners, servants, agents, or employees, for any loss, injury, or damage to the extent the same could be covered by Landlord's insurance, notwithstanding that such loss, injury, or damage may result from the negligence or fault of Tenant, its directors, officers, partners, servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its partners, officers, servants, agents, or employees, for any loss, injury, or damage to the extent the same could be covered by insurance, notwithstanding that such loss, injury or damage may result from the negligence or fault of Landlord, its partners, officers, servants, agents, or employees.

     (E) Landlord hereby covenants and agrees during the term of this Lease to carry and maintain commercial general liability insurance, including contractual indemnification coverage, in an amount of not less than One Million Dollars ($1,000,000.00) per occurrence, combined single limit, for injury and loss of life and property damage, which commercial general liability coverage shall cover any and all occurrences arising prior to the Effective Date of this Lease, regardless of when the claims with regards to such occurrences are asserted. Landlord shall, upon request of Tenant, provide Tenant evidence of such insurance and of the payment of the premiums therefore.

                                   ARTICLE 16

                             DAMAGE AND DESTRUCTION

SECTION 16.01: DAMAGE TO PREMISES

     (a) In the event, at any time after the execution of this Lease, the Premises or any part thereof shall be damaged or destroyed by fire, riot, war, explosion, the elements or any other cause or casualty, then, except as provided in subparagraph (b) below, this Lease shall continue in full force and effect and Landlord, at its sole cost and expense, shall promptly commence and diligently pursue the restoration of the same to its condition existing prior to the damage or destruction without consideration for wear and tear.

     (b) If any such damage or destruction shall occur during the last year of the term hereof, or in the event the repair and rebuilding of the Premises, the Buildings and the improvements cannot be reasonably completed within sixty (60) days, then Tenant shall have the option to terminate this Lease as of the date of the casualty, by tendering written notice of such election to Landlord within thirty (30) days following such casualty. If at any time during the term of this Lease Tenant's improvements are damaged to the extent of more than one-third (1/3) of the replacement cost thereof, Tenant shall have the right in addition to its other rights and remedies to terminate this Lease upon tendering written notice of such election to Landlord within thirty (30) days from the date of such damage. Rent and other charges shall be prorated, as of the termination date.

     In the event Tenant does not elect to terminate this Lease as provided herein, Landlord shall repair and restore the Premises as herein required.

SECTION 16.02: RESTORATION WORK. All restoration work required to be performed by Landlord under this Article 16 shall be done by a contractor acceptable to Landlord and Tenant, and shall be done in a first class manner, using only new materials, and in accordance with all applicable laws. Landlord shall submit to Tenant the plans and the timetable for completion of the restoration work within thirty (30) days of the date of the damage, casualty or destruction, and Tenant shall have thirty (30) days within which to approve or make modifications to the same. Landlord shall commence such restoration work within fifteen (15) days following the approval by Tenant and thereafter shall diligently pursue such restoration work to completion. Notwithstanding anything to the contrary herein, in the event Landlord fails to complete the restoration work in accordance with the agreed upon plans and construction timetable, Tenant may upon written notice to Landlord terminate this Lease, effective as of the date of such casualty, destruction or damage, in which event the Rent and other charges hereunder shall be prorated as of the date of such casualty, destruction or damage.

                                   ARTICLE 17

                                  CONDEMNATION

SECTION 17.01: ENTIRE OR PARTIAL TAKING OF THE PREMISES. Should the entire Premises be taken by any public authority by the exercise of any right of eminent domain or in condemnation proceedings, or by transfer under a reasonable threat of condemnation, the term hereof shall cease and terminate as of the earlier of the date when possession is taken by or title vests in the condemning authority ("Taking Date"). Except as provided in Section 17.02, should only a part of the Premises be taken by or transferred to any public authority, then the term hereof shall cease and terminate only as to the part taken on the Taking Date. Rent, and any other charges due hereunder, shall be paid only to the Taking Date. In the event of a partial taking or transfer, a pro rata abatement of rent and any other charges due hereunder shall be effected as of the Taking Date for the balance of the term of the Lease.

SECTION 17.02: PARTIAL TAKING AND TERMINATION. In the event of a partial taking or transfer, as provided in Section 17.01, if: (i) the remaining portion of the Premises is of such reduced shape or area as to, in Tenant's sole opinion, restrict the use, possession or operation of the Premises; or (ii) the part taken or transferred represents more than twenty-five percent (25%) of the gross leasable area of the Premises; or (iii) the part taken or transferred includes the whole or part of the parking area so as to reduce the area for parking below the greater of either the ratio of five and five tenths (5.5) parking spaces for each one thousand (1,000) square feet of gross leasable area or the ratio required by law, and Landlord is unable, within thirty (30) days of the Taking Date, to substitute an area equally reasonably accessible to the Premises to increase the parking area to comply with said ratios, then, and in any of such events, Tenant reserves the right to terminate this Lease, at Tenant's sole and reasonable discretion, without liability therefor, at any time after the Taking Date, by thirty (30) days written notice to Landlord, and upon such termination date, this Lease shall cease and terminate.

SECTION 17.03: PARTIAL TAKING -- NO TERMINATION. If this Lease is not terminated by Tenant pursuant to Section 17.02, it shall continue in force as to the remaining portion of the Premises. Commencing on the Taking Date and continuing for the remainder of the term of this Lease, or for the duration of the taking or transfer, if less than the entire remaining term, Rent shall abate and all other charges shall be reduced in proportion to the area of the Premises so taken. Landlord agrees to promptly commence and thereafter diligently pursue repairs, restoration and all improvements necessary to make the remaining portion of the Premises constitute a complete architectural unit containing like facilities as previously furnished. Should Landlord fail for any reason whatsoever, within or beyond Landlord's control (including any force majeure) to diligently pursue and to complete said repairs, restoration and all other improvements as herein stated on or before one hundred eighty (180) days subsequent to the Taking Date, then Tenant shall have the right at any time to cancel this Lease upon ten (10) days written notice to Landlord.

SECTION 17.04: LANDLORD'S AND TENANT'S AWARD. Tenant shall be entitled to submit a claim for and to receive an allowance or award for loss of business or depreciation to, damage to or cost of removal of, or for value of trade fixtures, leasehold improvements, furniture and other personal property belonging to Tenant, and any other loss, damage, or claim allowed by law.

                                   ARTICLE 18

                                      SIGNS

     Tenant hereby is granted the right, in conformity with the requirements of applicable law, to erect such signs in, on, or about the Premises as Tenant may desire. Landlord, upon request, agrees to execute any necessary consents or applications which may be required by law to permit the erection of signs. Tenant may remove, replace, or alter all sign(s) at any time and from time to time, provided that Tenant shall repair any material damage resulting therefrom.

                                   ARTICLE 19

                                     DEFAULT

SECTION 19.01: TENANT'S DEFAULTS. Tenant shall be deemed to be in default hereunder if: (a) Tenant fails to pay the Rent or other charges on or before the date on which the same become due and payable to Landlord under and in accordance with the terms of this Lease, and such failure continues for fifteen
(15) days after written notice from Landlord thereof; or (b) Tenant fails to perform or observe any other term or condition contained in this Lease within thirty (30) days after written notice from Landlord thereof. In any of such events, Landlord may, immediately or at any time thereafter, and without demand or notice, enter into and upon the Premises, or any part thereof, and repossess the same, and expel Tenant and those claiming through or under Tenant and remove Tenant's effects, all without force or breach of the peace, and without prejudice to any remedies which might otherwise be permitted for default under this Lease, and upon entry as aforesaid, Landlord may either (a) terminate this Lease in which event Landlord shall be entitled to recover from Tenant the unpaid rent which has been earned at the time of termination, plus the amount by which the unpaid rent which would have been earned for the balance of the term exceeds the amount such rental loss that the Lessee proves could have been reasonably avoided, plus any other amount necessary to compensate Landlord for all the determent approximately caused by Tenant's failure to perform its obligations under this Lease; or (b) without terminating this Lease, make such alterations and relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion my deem advisable, and all rentals received by Landlord from such reletting shall be applied to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any cost or expense of such reletting, and third, to the payment of rent due and unpaid hereunder, and being understood that if such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord, the same calculated and paid monthly notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior material default or breach.

SECTION 19.02: LANDLORD'S DEFAULT. In the event Landlord fails to perform or observe any term or condition contained in this Lease or the Equipment Lease within thirty (30) days after notice from Tenant, or in such time as may be otherwise provided herein, Tenant may but shall not obligated to (a) cancel this Lease upon written notice to Landlord, (b) take any action appropriate under the circumstances to preserve its possession and rights under this Lease, (c) perform any obligation or duty of the Landlord which the Landlord refuses or neglects to perform, and in any such event, Tenant may notify Landlord of the cost and expense thereof in which event Landlord shall, upon demand, immediately reimburse Tenant for said cost and expense, and in the event Landlord fails to reimburse Tenant within fifteen (15) days of the demand therefore, Tenant shall be entitled to offset such amounts against future installments of Rent as the same become due and at Tenant's option, and/or (d) pursue any other remedy available at law or in equity.

SECTION 19.03: CURE OR STAY OF DEFAULT

     (a) In the event the default of Landlord or Tenant cannot be cured within the grace periods provided in Section 19.01 or 19.02, such default shall be deemed to have been cured if the defaulting party shall have commenced compliance within such grace period, and continues to prosecute the same with due diligence.

     (b) In the event either party, at any time prior to termination of this Lease institutes appropriate legal proceedings to contest the alleged default, then the effect of any notice of default provided under Section 19.01 shall be stayed during the pendency of the legal proceeding and no termination shall occur nor may any other rights or remedies be exercised in reliance upon or as a result of such notice, until such time as (i) a final, unappealable order, award or judgment is entered in favor of Landlord and (ii) Tenant has been granted thirty (30) days opportunity to cure the default, subject to Section 19.03(a), subsequent to the date of entry of such final order, award or judgment.

                                   ARTICLE 20

                            MISCELLANEOUS PROVISIONS

SECTION 20.01: NOTICES. Notices hereunder shall be by certified mail, return receipt requested, by facsimile transmission, or by overnight delivery service (e.g., Federal Express) and addressed, as follows:

if to Tenant to:           Petro Stopping Centers, L.P.
                           6080 Surety Drive
                           El Paso, Texas 79905
                           Attn: Legal Department
                           Phone No. (915) 774-4711
                           Telecopy No. (915) 774-7366

if to Landlord and
Messrs. Yasechko:          Quadland Corporation
                           7041 Truck World Blvd.
                           Hubbard, Ohio  44425
                           Attention: Edward Yascehko, President
                           Phone No. (330) 534-1160
                           Telecopy No. (330) 534-6058

with a copy to:     Ronald James Rice Co., LPA
                           48 West Liberty Street
                           Hubbard, Ohio 44425
                           Telecopy No. (330) 534-3933

or to such other address or addresses as either party may give to the other, from time to time, by notice as herein provided. Notice shall be deemed given two (2) days after deposit in the United States mail if sent certified mail, next day delivery if by overnight courier service and upon telecopy confirmation if by facsimile transmission. Notice of a change in the identity or address of any person to whom notice of any type is to be given or payment of any monies is to be made, shall be effective only thirty (30) days after receipt.

SECTION 20.02: WAIVER. Any failure by either Landlord or Tenant to enforce any of the provisions of this Lease shall not be deemed a waiver of any of Landlord's or Tenant's rights or remedies.

SECTION 20.03: CHANGES-MODIFICATIONS. This Lease is executed and delivered pursuant to the Acquisition Agreement and is subject to the term and conditions thereof. This Lease and the Acquisition Agreement contain the entire agreement between the parties hereto as to the subject matters hereof. No modifications, alterations, changes, waiver or estoppel to this Lease or any of the terms hereof shall be valid or binding unless in writing and signed by a duly authorized officer of the party to be charged.

SECTION 20.04: END OF TERM. Upon the expiration or termination of this Lease, Tenant shall surrender possession of the Premises in general working order and condition, except for wear and tear, damage by fire, the elements, or casualty, and except for such damages or conditions not solely and directly caused by the gross negligence of Tenant.

SECTION 20.05: TENANT'S PROPERTY. All trade fixtures, furniture, furnishings, equipment and other personalty owned or installed by Tenant before or during the term hereof shall remain Tenant's property, and Tenant, at any time and from time to time, including but not limited to the expiration or termination of this Lease, may, but shall not be obligated to remove same.

SECTION 20.06: HOLDOVER. Should Tenant holdover after the expiration of the term, such holding over shall be deemed a tenancy from month-to-month subject to the provisions, conditions and covenants in this

Lease contained, and such tenancy may be terminated upon one (1) month's notice in writing by either party to the other.

SECTION 20.07: RIGHTS AND REMEDIES. The various rights and remedies of Landlord and Tenant reserved herein shall be deemed to be cumulative, and, unless otherwise expressed herein to the contrary, no one of them shall be deemed to be exclusive of any of the other rights, or remedies as are now permitted, or may be hereafter allowed either by law or in equity.

SECTION 20.08: SUCCESSORS AND ASSIGNS. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors, and assigns.

SECTION 20.09: INVALIDITY OF ANY PROVISIONS. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall continue to be valid and be enforced to the fullest extent permitted by law.

SECTION 20.10: JOINDER OF TEWEL. Landlord and Tewel have jointly operated the Premises prior to the Effective Date of this Lease. While Landlord is the owner of the Real Property and the Buildings, certain of the improvements and Equipment are owned by Tewel. Tewel hereby consents to the transactions contemplated herein, and does hereby lease all of its right, title and interest in and to the Premises to Tenant, subject to the terms of this Lease. By execution hereof Tewel agrees to be bound by the provisions of this Lease, hereby makes each and every covenant, representation and agreement made herein by Landlord to the extent of its ownership interest in and to the Premises and hereby assumes and agrees to perform each and every obligation imposed upon the Landlord hereunder, to the extent of its ownership of the Premises.

SECTION 20.11: CHOICE OF LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Indiana (other than the choice of law principles thereof).

SECTION 20.12: MISCELLANEOUS.

     (a) Whenever the words "Landlord" and "Tenant" appear herein, each shall be applicable to one or more persons, as the case may be, the singular shall include the plural, and the neuter to include the masculine and feminine, and if there shall be more than one, the obligations hereunder shall be joint and several.

     (b) Wherever in this Lease reference is made to the "term hereof", the same shall be deemed to read "as extended" so as to include the period of extensions if Tenant shall exercise its option(s) to extend.

     (c) The parties hereto agree that the law of the state in which the Premises are located will apply to any interpretation of any of the covenants and provisions of this Lease. The identity of the draftsperson of this Lease, be it Landlord or Tenant, shall not affect the interpretation of this Lease.

     (d) The headings used for the various Articles herein contained are for convenient references only, and are not intended to define, construe or in any manner limit the contents of such Articles.

     IN WITNESS WHEREOF, Landlord and Tenant have caused these presents to be signed by their respective duly authorized officers, and their corporate seals to be affixed hereto, the day, month and year first above stated.

                                      LANDLORD:

                                      QUADLAND CORPORATION, an Ohio corporation

                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                                  TEWEL CORPORATION, a Delaware corporation


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  ----------------------------------------------
                                           EDWARD J. YASECHKO


                                  ----------------------------------------------
                                           EDWARD T. YASECHKO

                                  TENANT:

                                  PETRO STOPPING CENTERS, L.P., a
                                  Delaware limited partnership


                                  By:
                                     -------------------------------------------
                                  Name:
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                                  Title:
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